Exhibit 99.1

RE: NN, Inc. 6210 Ardrey Kell Road Charlotte, NC 28277

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

November 5, 2020

NN, INC. REPORTS THIRD QUARTER 2020 RESULTS

Improved Capital Structure Following Sale of Life Sciences Division Positions Company for Long-Term Success

Enhanced Financial Flexibility as a Result of $700M Debt Reduction

Charlotte, N.C., November 5, 2020 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the third quarter ended September 30, 2020.

GAAP Results

Net sales from the Mobile Solutions and Power Solutions segments for the third quarter of 2020 decreased $6.7 million, or 5.6%, to $113.8 million, compared to $120.5 million for the third quarter of 2019, driven by a decline in organic sales volume of $4.3 million, as a result of continued lower demand due to the COVID-19 pandemic within the global automotive, electrical products, and oil and gas end markets, along with unfavorable foreign exchange effects of $2.4 million.

On a GAAP basis, loss from operations from the Mobile Solutions segment, Power Solutions segment, and corporate for the third quarter of 2020 was $1.5 million, compared to loss from operations of $1.8 million for the same period in 2019. In the third quarter of 2020, the loss from operations was primarily driven by the above-referenced sales volume decline, which was partially offset by cost reduction initiatives that resulted in lower personnel and travel costs.

Net income on a GAAP basis for the third quarter of 2020 was $22.0 million, compared to net loss on a GAAP basis of $5.9 million in the third quarter of 2019. Income from continuing operations on a GAAP basis for the third quarter of 2020 was $1.6 million, compared to loss from continuing operations on a GAAP basis of $4.8 million in the third quarter of 2019.

On a GAAP basis, income from operations for third quarter 2020 in the Mobile Solutions segment was $5.0 million, compared to income from operations of $3.4 million for the same period in 2019.

On a GAAP basis, income from operations for third quarter 2020 in the Power Solutions segment was $1.1 million, compared to income from operations of $3.4 million for the same period in 2019.

Adjusted Results

Adjusted income from operations from the Mobile Solutions segment, Power Solutions segment, and corporate for the third quarter of 2020 was $4.9 million, compared to $7.2 million for the same period in 2019. Adjusted EBITDA for the third quarter of 2020 was $14.7 million, or 12.9% of sales, versus $15.9 million, or 13.2% of sales, for the same period in 2019. Adjusted net income was $2.9 million, or $0.07 per diluted share, compared to adjusted net income of $3.2 million, or $0.08 per diluted share, for the same period in 2019.

Warren Veltman, President and Chief Executive Officer, said, “With the sale of Life Sciences complete, NN has begun a new chapter as a financially strengthened organization with two focused, highly complementary segments. Our improved capital structure should enhance NN’s ability to capitalize on the powerful synergies of our Mobile Solutions and Power Solutions businesses to drive margin improvements, continue delivering consistent cash flow and generate long-term shareholder value.”

Mr. Veltman continued, “We are encouraged by the stronger sequential growth we saw across our Mobile Solutions and Power Solutions businesses in the third quarter, driven by improved customer demand across our end markets, even amidst ongoing challenges related to the pandemic. Going forward, we remain intensely focused on streamlining our cost structure to best align with the current environment. This includes maintaining a strong discipline related to capital expenditures and continuing to manage our debt levels.”

Mobile Solutions

Net sales for the third quarter of 2020 were $70.4 million, compared to $73.1 million in the third quarter of 2019, a decrease of 3.7% or $2.7 million. The decrease in sales was driven by negative effects from foreign exchange movements, as well as lingering challenges from the COVID-19 pandemic. Adjusted income from operations for the third quarter of 2020 was $6.3 million, compared to $5.1 million of adjusted operating income in the third quarter of 2019. Despite lower sales, adjusted operating income increased as a result of prior year product launches maturing and becoming more profitable. Further, certain of the fixed cost reduction actions initiated in the first half of 2020 in response to the decline in sales volume caused by the COVID-19 pandemic remained in place during the quarter, improving fixed cost leverage for the quarter.

Power Solutions

Net sales for the third quarter of 2020 were $43.4 million, compared to $47.4 million in the third quarter of 2019, a decrease of $4.0 million or 8.5%. The decline in sales was driven by lower customer demand across the segment’s end markets, resulting from the COVID-19 pandemic. Adjusted income from operations for the quarter was $5.4 million, compared to $8.5 million in the third quarter of 2019. The reduction in adjusted operating income was due to lost variable margin on the sales volume decline, which was partially offset by fixed cost reduction actions taken in response to the decline in sales volume. Additionally, commodity prices on precious metals, particularly gold and silver, dramatically increased during the current period, driving up materials costs and decreasing profitability margin of certain products.

Conference Call

NN will discuss its results during its quarterly investor conference call on November 6, 2020 at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-888-204-4368 or 1-323-994-2093, Conference ID: 3591787. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 30 days.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), and adjusted net income per diluted share. Each of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), and adjusted net income per diluted share provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share to the U.S. GAAP financial measures of income from operations, net income (loss), and net income (loss) per diluted share.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 30 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Net sales	$113,761	$120,459	$308,506	$378,838
Cost of sales (exclusive of depreciation and amortization shown separately below)	90,076	96,654	249,612	300,666
Selling, general and administrative expense	13,745	15,493	44,178	52,994
Depreciation and amortization	11,435	11,284	34,119	33,552
Restructuring and integration expense, net	—	—	—	(12)
Goodwill impairment	—	—	92,942	—
Other operating expense (income), net	(39)	(1,161)	4,138	(905)

Loss from operations	(1,456)	(1,811)	(116,483)	(7,457)
Interest expense	6,873	3,805	17,036	8,829
Loss on extinguishment of debt and write-off of debt issuance costs	144	—	144	308
Other expense (income), net	(262)	633	67	863

Loss from continuing operations before benefit (provision) for income taxes and share of net income from joint venture	(8,211)	(6,249)	(133,730)	(17,457)
Benefit (provision) for income taxes	8,715	1,134	7,935	(3,694)
Share of net income from joint venture	1,136	279	1,792	345

Income (loss) from continuing operations	$1,640	$(4,836)	$(124,003)	$(20,806)
Income (loss) from discontinued operations, net of tax	20,330	(1,019)	(123,966)	(11,850)

Net income (loss)	$21,970	$(5,855)	$(247,969)	$(32,656)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	6,712	(11,178)	(6,636)	(11,354)
Interest rate swap:
Change in fair value, net of tax	21	(1,181)	(12,443)	(11,999)
Reclassification adjustment for losses included in net income (loss), net of tax	3,148	238	6,838	238

Other comprehensive income (loss)	$9,881	$(12,121)	$(12,241)	$(23,115)

Comprehensive income (loss)	$31,851	$(17,976)	$(260,210)	$(55,771)

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.04)	$(0.12)	$(3.16)	$(0.50)
Income (loss) from discontinued operations per common share	$0.49	$(0.02)	$(2.94)	$(0.28)
Net income (loss) per common share	$0.45	$(0.14)	$(6.10)	$(0.78)

Weighted average common shares outstanding	42,202	42,038	42,170	42,013

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.04)	$(0.12)	$(3.16)	$(0.50)
Income (loss) from discontinued operations per common share	$0.49	$(0.02)	$(2.94)	$(0.28)
Net income (loss) per common share	$0.45	$(0.14)	$(6.10)	$(0.78)

Weighted average common shares outstanding	42,202	42,038	42,170	42,013

Cash dividends declared per common share	$—	$0.07	$—	$0.21

NN, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$56,131	$17,911
Accounts receivable, net	87,411	83,240
Inventories	63,718	67,078
Income tax receivable	13,640	5,973
Current assets held for sale	630,900	117,000
Other current assets	11,753	11,778

Total current assets	863,553	302,980
Property, plant and equipment, net	225,514	255,977
Operating lease right-of-use assets	51,601	45,452
Goodwill	—	94,779
Intangible assets, net	106,652	117,413
Investment in joint venture	24,147	21,755
Deferred tax assets	38,026	—
Non-current assets held for sale	—	695,054
Other non-current assets	6,716	8,574

Total assets	$1,316,209	$1,541,984

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,890	$40,973
Accrued salaries, wages and benefits	19,159	15,584
Income tax payable	810	684
Current maturities of long-term debt	713,350	19,106
Current portion of operating lease liabilities	5,005	4,288
Current liabilities held for sale	120,832	41,546
Other current liabilities	25,113	17,300

Total current liabilities	927,159	139,481
Deferred tax liabilities	2,127	24,461
Non-current income tax payable	—	1,272
Long-term debt, net of current portion	117,482	757,250
Operating lease liabilities, net of current portion	56,111	48,575
Non-current liabilities held for sale	—	84,199
Other non-current liabilities	25,137	40,457

Total liabilities	1,128,016	1,095,695
Commitments and contingencies
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, 100 shares issued and outstanding at December 31, 2019, and September 30, 2020	101,846	93,012
Stockholders’ equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,313 and 42,739 shares issued and outstanding at December 31, 2019, and September 30, 2020, respectively	427	423
Additional paid-in capital	495,967	501,615
Warrants	—	1,076
Accumulated deficit	(353,252)	(105,283)
Accumulated other comprehensive loss	(56,795)	(44,554)

Total stockholders’ equity	86,347	353,277

Total liabilities, preferred stock, and stockholders’ equity	$1,316,209	$1,541,984

NN, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(247,969)	$(32,656)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of continuing operations	34,119	33,552
Depreciation and amortization of discontinued operations	35,731	35,418
Amortization of debt issuance costs	4,981	3,538
Goodwill impairment of continuing operations	92,942	—
Goodwill impairment of discontinued operations	146,757	—
Loss on extinguishment of debt and write-off of debt issuance costs	1,532	2,699
Share of net income from joint venture, net of cash dividends received	(1,792)	(345)
Compensation expense from issuance of share-based awards	3,565	1,855
Deferred income taxes	(61,889)	(11,024)
Other	(1,516)	2,091
Changes in operating assets and liabilities:
Accounts receivable	4,894	(9,929)
Inventories	4,149	(4,825)
Accounts payable	(1,702)	(334)
Income taxes receivable and payable, net	(10,753)	1,696
Other	16,295	11,871

Net cash provided by operating activities	19,344	33,607
Cash flows from investing activities
Acquisition of property, plant and equipment	(20,518)	(40,720)
Proceeds from liquidation of short-term investment	—	8,000
Proceeds from sale of property, plant, and equipment	3,153	2,435
Other	—	(712)

Net cash used in investing activities	(17,365)	(30,997)
Cash flows from financing activities
Cash paid for debt issuance costs	(661)	(1,016)
Dividends paid	—	(8,879)
Proceeds from long-term debt	64,716	52,144
Repayments of long-term debt	(17,123)	(26,634)
Proceeds from (repayments of) short-term debt, net	(849)	(6,086)
Other	(2,142)	(2,636)

Net cash provided by financing activities	43,941	6,893
Effect of exchange rate changes on cash flows	(5,506)	(3,082)
Net change in cash and cash equivalents	40,414	6,421
Cash and cash equivalents at beginning of period	31,703	17,988

Cash and cash equivalents at end of period	$72,117	$24,409

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

	Three Months Ended
$000s	September 30,
NN, Inc. Consolidated	2020	2019
GAAP income (loss) from operations	$(1,456)	$(1,811)
Acquisition and transition expense*	2,762	5,429
Amortization of intangibles	3,587	3,618

Non-GAAP adjusted income from operations (a)	$4,893	$7,235

Non-GAAP adjusted operating margin (1)	4.3%	6.0%
GAAP net sales	$113,761	$120,459

	Three Months Ended
$000s	September 30,
Power Solutions	2020	2019
GAAP income (loss) from operations	$1,143	$3,351
Acquisition and transition expense	1,515	2,430
Amortization of intangibles	2,748	2,748

Non-GAAP adjusted income from operations (a)	$5,407	$8,530

Non-GAAP adjusted operating margin (1)	12.5%	18.0%
GAAP net sales	$43,415	$47,430

	Three Months Ended
$000s	September 30,
Mobile Solutions	2020	2019
GAAP income (loss) from operations	$4,954	$3,423
Acquisition and transition expense	507	775
Amortization of intangibles	838	869

Non-GAAP adjusted income from operations (a)	$6,300	$5,067

Share of net income from joint venture	1,136	279

Non-GAAP adjusted income from operations with JV	7,436	5,346

Non-GAAP adjusted operating margin (1)	10.6%	7.3%
GAAP net sales	$70,371	$73,071

	Three Months Ended
$000s	September 30,
Elimination	2020	2019
GAAP net sales	$(25)	$(42)

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2020 Includes Capacity & Capabilities Dev - $0.6 / Prof Fees - $0.3 / Integration & Transformation - $1.9 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.0
*	2019 Includes Capacity & Capabilities Dev - $1.4 / Prof Fees - $0.5 / Integration & Transformation - $3.2 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.3

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended
	September 30,
$000s	2020	2019
GAAP net income (loss)	$21,970	$(5,855)
Provision (benefit) for income taxes	(8,715)	(1,134)
Interest expense	6,873	3,805
Write-off of unamortized debt issuance cost	144	—
Change in fair value of preferred stock tax withholding	(73)	—
Depreciation and amortization	11,435	11,284
Acquisition and transition expense	2,762	5,246
Non-cash stock compensation	1,222	829
Non-cash foreign exchange (gain) loss on inter-company loans	(630)	668
(Income) loss from discontinued operations	(20,330)	1,019

Non-GAAP adjusted EBITDA (b)	$14,658	$15,860

Non-GAAP adjusted EBITDA margin (2)	12.9%	13.2%
GAAP net sales	$113,761	$120,459

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss)

per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended
	September 30,
$000s	2020	2019
GAAP net income (loss)	$21,970	$(5,855)
Pre-tax acquisition and transition expense	2,762	5,429
Pre-tax foreign exchange (gain) loss on inter-company loans	(630)	668
Pre-tax write-off of unamortized debt issuance costs	144	—
Pre-tax change in fair value of preferred stock tax withholding	(73)	—
Pre-tax amortization of intangibles and deferred financing costs	4,007	3,990
Tax effect of adjustments reflected above (c)	(1,308)	(2,007)
Non-GAAP discrete tax adjustments	(3,685)	—
(Income) loss from discontinued operations	(20,330)	1,019

Non-GAAP adjusted net income (loss) (d)	$2,858	$3,243

	Three Months Ended
	September 30,
Amounts per share, diluted	2020	2019
GAAP net income (loss) per diluted share	$0.45	$(0.14)
Pre-tax acquisition and transition expense	0.07	0.13
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	0.02
Pre-tax write-off of unamortized debt issuance costs	0.00	—
Pre-tax change in fair value of preferred stock tax withholding	(0.00)	—
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Tax effect of adjustments reflected above (c)	(0.03)	(0.05)
Non-GAAP discrete tax adjustments	(0.09)	—
(Income) loss from discontinued operations	(0.48)	0.02
Preferred stock cumulative dividends and deemed dividends	0.07	—

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.07	$0.08

Weighted average shares outstanding, diluted	42,202	42,038

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, Interest rate swaps and write-offs, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of restructuring and integration charges (related to plant closures and other charges incurred to implement our strategic goals that do not necessarily represent a major strategic shift in operations), charges related to acquisition and transition costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, foreign exchange gain (loss) on inter-company loans, estimated interest expense on cash held from divestiture, non-cash impairment charges, the impact of enactment of the Tax Cut and Jobs Act and income from discontinued operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.